UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CNL STRATEGIC CAPITAL, LLC

(Exact name of Registrant as specified in its charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EXPLANATORY NOTE

We have created a letter template to shareholders that encourages shareholders to vote on the proposals outlined in the proxy materials. Attached is the letter template.

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URGENT: YOUR RESPONSE IS CRITICAL

Dear Shareholder:

An important and time-sensitive matter pertaining to your investment in CNL Strategic Capital, LLC requires your input. Our efforts to reach you by mail, email, and phone have been unsuccessful so far.

To secure your input, we have engaged Broadridge Financial Solutions. Please call Broadridge right away at 1-866-851-0720 on any weekday between 9 a.m. to 10 p.m. Eastern time.

It will take only a minute of your time to resolve this matter.

Thank you for attending to this request. We truly appreciate your investment and time.

Sincerely,

CNL Strategic Capital

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